Exhibit 4.1

SECOND AMENDMENT TO

RECEIVABLES PURCHASE AND SERVICING AGREEMENT

AND

ANNEX X

              THIS SECOND AMENDMENT TO RECEIVABLES PURCHASE AND SERVICING AGREEMENT AND ANNEX X, dated as of December 21, 2001 (this "Second Amendment") relates to (i) that certain Receivables Purchase and Servicing Agreement dated as of December 20, 2000, as amended on August 29, 2001, among Blue Hill, the Servicer, the Purchasers and the Administrative Agent (each as defined below) (the "Purchase Agreement"), (ii) that certain Sale and Contribution Agreement dated as of December 20, 2000, between Blue Hill and the Originator (each as defined below) (the "Sale and Contribution Agreement"), and (iii) Annex X to Sale and Contribution Agreement and Receivables Purchase and Servicing Agreement dated as of December 20, 2000, as amended on August 29, 2001 ("Annex X"), and is entered into by and among BLUE HILL II, INC., a Delaware corporation ("Blue Hill"), BERGEN BRUNSWIG DRUG COMPANY, a California corporation, as the originator (in such capacity, the "Originator") and as the servicer (in such capacity, the "Servicer"), REDWOOD RECEIVABLES CORPORATION ("Redwood"), as the conduit purchaser (the "Conduit Purchaser"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), as the committed purchaser (the "Committed Purchaser", together with the Conduit Purchaser, the "Purchasers") and as administrative agent for the Purchasers ("Administrative Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Annex X.

W I T N E S S E T H

              WHEREAS, Blue Hill, the Servicer, the Purchasers and Administrative Agent have entered into the Purchase Agreement;

              WHEREAS, Blue Hill and the Originator have entered into the Sale and Contribution Agreement;

              WHEREAS, the Seller desires to increase the Maximum Purchase Limit to $600,000,000 from the Effective Date (as defined in Section 6 below) until June 30, 2002;

              WHEREAS, Blue Hill, the Servicer, the Purchasers and the Administrative Agent have mutually requested that the Purchase Agreement be amended to reflect the temporary increase in the Maximum Purchase Limit, and Blue Hill, the Originator, the Servicer, the Purchasers and the Administrative Agent (collectively, the "Parties") have mutually requested that Annex X be amended to reflect the foregoing (the "Amendments");

              WHEREAS, the Parties are willing to so effect the Amendments on the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of the above premises, the Parties agree as follows:

               1.             Definitions and Usage.   Any reference herein to Section, Exhibit or Schedule shall, unless otherwise specified, refer to such Section, Exhibit or Schedule hereof, in its entirety.

               2.             Amendments to the Purchase Agreement.   Upon the Effective Date, the Purchase Agreement is hereby amended as follows:

               a.             By deleting the text of Section 2.02 (a) (i) in its entirety and substituting the following in its stead:

              "the Seller shall give five Business Days' prior written notice of a reduction of the Maximum Purchase Limit during the period from the Second Amendment Effective Date until June 30, 2002 if the Maximum Purchase Limit is reduced to no less than $450,000,000.00, and in all other circumstances, the Seller shall give ten Business Days' prior written notice of a reduction, each to the Administrative Agent and substantially in the form of Exhibit 2.02(a) (each such notice, a "Commitment Reduction Notice");

               b.             By adding the following words at the end of Section 2.02 (a): "Notwithstanding the foregoing, if not previously reduced as provided above, the Maximum Purchase Limit shall automatically be reduced to $450,000,000.00 on June 30, 2002. Every reduction as provided for in this section must be accompanied by payment to the Purchasers in that amount equal to the difference between the Capital Investment and the Maximum Purchase Limit."

               c.             By adding the following as new Section 2.04(e):

(e)           Optional Retransfers.

                (i)     At its option and at any time, the Seller shall have the right to repurchase all, but not less than all, of the then outstanding Purchaser Interests in the Receivables. The Seller shall be entitled to effectuate such reconveyance upon 30 days' prior written notice by the Seller to the Administrative Agent; provided, that on the effective date of such repurchase (as specified in the notice to the Administrative Agent), the Seller shall reduce the Capital Investment to zero and make all payments required to by Section 2.03(c) on such date. Upon such repurchase, the Seller's right to request that any Purchaser make Purchases hereunder shall simultaneously terminate and the Facility Termination Date shall automatically occur.

                (ii)     On any day, with respect to any Purchaser Interest which has been repurchased pursuant to Section 2.04(e)(i), the Administrative Agent and each Purchaser holding Purchaser Interests immediately prior to such repurchase shall, on such day and at the expense of the Seller, take all actions required under Section 6.07(b) to release their interests in the Receivables, the Related Security, all Collections with respect thereto and all Proceeds of the foregoing and otherwise to effect such repurchase.

               d.             By amending and restating Exhibits 2.02(a) and 2.03(c) in their entirety in the form of Annex I and Annex II, respectively, in each case attached hereto and made a part hereof.

               e.             By amending and restating Schedules 4.01(a) and 4.01(i) in their entirety in the form of Annex III and Annex IV respectively, in each case attached hereto and made a part hereof.

               3.             Amendments to Annex X.   Upon the Effective Date, Annex X is hereby amended as follows:

               a.             By adding the following defined term "Second Amendment Effective Date" in proper alphabetical order:

"Second Amendment Effective Date" shall mean the Effective Date under (and as defined in) the Second Amendment to Receivables Purchase and Servicing Agreement and Annex X dated as of December 21, 2001 among Blue Hill, the Servicer, the Purchasers and the Administrative Agent.

               b.             By deleting the defined term "Maximum Purchase Limit" in its entirety and substituting the following in its stead:

"Maximum Purchase Limit" shall mean (i) from the Closing Date until the Second Amendment Effective Date $450,000,000, (ii) from the Second Amendment Effective Date until June 30, 2002, $600,000,000, and (iii) on and after June 30, 2002, the lesser of (A) $450,000,000 and (B) the Maximum Purchase Limit in effect as of June 30, 2002, in each case as such amount may be reduced in accordance with Section 2.02 of the Purchase Agreement.

               4.             Representations and Warranties of the Originator.   The Originator represents and warrants to Blue Hill that, as of the Effective Date and after giving effect to this Second Amendment:

               a.             All of the representations and warranties of the Originator contained in this Second Amendment, the Sale and Contribution Agreement and the other Related Documents are true and correct in all material respects on and as of the Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date); and

               b.             No Termination Event or Incipient Termination Event has occurred and is continuing or will result after giving effect to this Second Amendment.

               5.             Representations and Warranties of Blue Hill and the Servicer.   Each of Blue Hill and the Servicer represents and warrants to the Purchasers and the Administrative Agent that, as of the Effective Date and after giving effect to this Second Amendment:

               a.             All of the representations and warranties of Blue Hill and the Servicer contained in this Second Amendment, the Purchase Agreement and the other Related Documents are true and correct in all material respects on and as of the Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

               b.              Blue Hill is in compliance with Section 5.01(d) of the Purchase Agreement; and

               c.             No Termination Event or Incipient Termination Event has occurred and is continuing or will result after giving effect to this Second Amendment.

               6.             Effective Date.   This Second Amendment shall become effective as of the date first written above (the "Effective Date") upon the satisfaction of each of the following conditions:

               a.             The Administrative Agent and Blue Hill shall have received each of the following documents, in each case in form and substance satisfactory to the Administrative Agent and Blue Hill:

               i.           counterparts hereof executed by each of the Parties;

               ii.          an executed Amended and Restated Fee Letter dated of even date herewith from GECC and Redwood to Blue Hill;

               iii.         a certificate of an officer of the Seller attesting to the solvency of Seller;

               iv.          a certificate of an officer of the Servicer attesting to the solvency of Servicer;

               v.          a certificate of an officer of the Seller certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the date hereof;

               vi.          a certificate of an officer of the Servicer certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the date hereof;

               vii.         a certificate of the Secretary or Assistant Secretary of the Seller attaching certified Articles of Incorporation of the Seller, Bylaws of the Seller, resolutions authorizing the Second Amendment, and an incumbency certificate;

               viii.        a certificate of the Secretary or Assistant Secretary of the Servicer attaching certified Articles of Incorporation of the Servicer, Bylaws of the Servicer, resolutions authorizing the Second Amendment, and an incumbency certificate;

               ix.          tax and good standing certificates of the Seller in the states of California and Delaware;

               x.           tax and good standing certificates of the Servicer in each state where the Servicer is required to be qualified to do business;

               xi.          a legal opinion as to true sale and substantive consolidation matters delivered by Lowenstein Sandler PC after giving effect to the Second Amendment;

               xii          a legal opinion as to security interests, enforceability, and corporate matters delivered by Lowenstein Sandler PC, and in addition, a legal opinion delivered by Arturo Sida of the Servicer, both, after giving effect to the Second Amendment;

               xiii.         letters from Standard and Poor's Corporation confirming the A-1+ rating of the commercial paper of Redwood, and from Moody's Investors' Service, Inc. confirming the P-1 rating of the commercial paper of Redwood; and

               xiv.          such additional documentation as the Administrative Agent may reasonably request;

               b.             The Administrative Agent shall have received satisfactory results of its UCC, tax lien and judgment searches of the Seller and the Servicer;

               c.             The Agent shall have received the Second Amendment Fee (as defined in the Amended and Restated Fee Letter);

               d.             No law, regulation, order, judgment or decree of any Governmental Authority shall, and no Party shall have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions contemplated by this Second Amendment, except for such laws, regulations, orders or decrees, or pending or threatened litigation, that in the aggregate could not reasonably be expected to have a Material Adverse Effect;

               e.             All of the representations and warranties of Blue Hill, the Originator and the Servicer contained in this Second Amendment and the other Related Documents shall be true and correct in all material respects on and as of the Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

               f.             All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Second Amendment shall be satisfactory in all respects in form and substance to the Administrative Agent; and

               g.             No Termination Event or Incipient Termination Event shall have occurred and be continuing on the Effective Date or will result after giving effect to this Amendment.

               7.             Reference to and Effect on the Related Documents.

               a.             Upon the Effective Date, (i) each reference in the Purchase Agreement, or the Sale and Contribution Agreement or any Related Documents to "Annex X" shall mean and be a reference to Annex X as amended and supplemented hereby, and (ii) each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the Related Documents to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended and supplemented hereby.

               b.              Except to the extent specifically set forth herein, the respective provisions of the Purchase Agreement, Annex X and the other Related Documents shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and the Obligations under each of them are hereby confirmed as being in full force and effect.

               c.             This Second Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any other term or condition of the Purchase Agreement, Annex X or any other Related Document, (ii) prejudice any right or rights which any of the Parties may now have or may have in the future under or in connection with the Purchase Agreement, Annex X or any other Related Document, (iii) require any of the Parties to agree to a similar transaction on a future occasion or (iv) create any right herein to another Person or other beneficiary or otherwise, except to the extent specifically provided herein.

               8.             Miscellaneous.   This Second Amendment is a Related Document. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

               9.             Section Titles.   The Section titles in this Second Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

              10.             Counterparts.   This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

              11.             GOVERNING LAW.   THIS SECOND AMENDMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              12.             No Strict Construction.   The parties hereto have participated jointly in the negotiation and drafting of this Second Amendment. In the event an ambiguity or question of intent or interpretation arises, this Second Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Second Amendment.

              13.             Waiver by Originator, the Servicer and Blue Hill.   Each of the Originator, the Servicer and Blue Hill hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchasers or the Administrative Agent arising on or prior to the date of this Second Amendment in connection with any of the Related Documents or the transactions contemplated thereunder.

* * * *

                                IN WITNESS WHEREOF, Blue Hill, the Originator, the Servicer, the Purchasers, and the Administrative Agent have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BLUE HILL II, INC.

By:

	Name: Title:	Michael A. Montevideo Treasurer

BERGEN BRUNSWIG DRUG COMPANY, as Originator and as Servicer

By:

	Name: Title:	Michael A. Montevideo Vice President & Treasurer

REDWOOD RECEIVABLES CORPORATION, as Conduit Purchaser

By:

	Name: Title:	Craig Winslow Assistant Secretary

GENERAL ELECTRIC CAPITAL CORPORATION, as Committed Purchaser

By:

	Name: Title:	Brian P. Schwinn Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

By:

	Name: Title:	Brian P. Schwinn Duly Authorized Signatory

Annex I

to

Second Amendment to Receivables Purchase

and Servicing Agreement and Annex X

Exhibit 2.02(a) to Purchase Agreement

(Amended and Restated as of the Second Amendment Effective Date)

Attached.

Annex II

to

Second Amendment to Receivables Purchase

and Servicing Agreement and Annex X

Exhibit 2.03(c) to Purchase Agreement

(Amended and Restated as of the Second Amendment Effective Date)

Attached.

Annex III

to

Second Amendment to Receivables Purchase

and Servicing Agreement and Annex X

Schedule 4.01(a) to Purchase Agreement

(Amended and Restated as of the Second Amendment Effective Date)

Attached.

Annex IV

to

Second Amendment to Receivables Purchase

and Servicing Agreement and Annex X

Exhibit 4.01(i) to Purchase Agreement

(Amended and Restated as of the Second Amendment Effective Date)

Attached.